Exhibit 99.2

Supplemental Information

September 30, 2009

(Unaudited)

San Francisco, CA	San Diego, CA	Irvine, CA	Richmond, VA

Table of Contents

Company Information	1
Highlights	2
Consolidated Funds From Operations	3
Capitalization	4
Indebtedness and Ratios	5
Investments and Dispositions	6
Development	7
Owned Portfolio
Portfolio summary	8
Portfolio concentrations	9
Same property operating lease portfolio	10
Lease expirations and debt investment maturities	11
Owned Senior Housing Portfolio
Investments and operator concentration	12
Trends	13
Owned Life Science Portfolio
Investments, tenant concentration and trends	14
Lease expirations and leasing activity	15
Owned Medical Office Portfolio
Investments and trends	16
Leasing activity	17
Owned Hospital Portfolio
Investments and operator concentration	18
Trends and HCR ManorCare Information	19
Owned Skilled Nursing Portfolio
Investments and operator concentration	20
Trends	21
Investment Management Platform
Summary and balance sheets	22
Statement of operations and funds from operations	23
Net operating income	24
Portfolio summary	25
Reporting Definitions and Reconciliations of Non-GAAP Measures	26-30

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this supplemental information which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include among other things the Company’s estimate of (i) yields, (ii) completion dates, stabilization dates, rentable square feet and total investment for development projects in progress, and (iii) rentable square feet for land held for future development. These statements are made as of the date hereof and are subject to known and unknown risks, uncertainties, assumptions and other factors—many of which are out of the Company’s control and difficult to forecast—that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include but are not limited to: national and local economic conditions, including the possibility of a prolonged recession; continued volatility in the capital markets, including changes in interest rates and the availability and cost of capital, which changes and volatility affect opportunities for profitable investment; the Company’s ability to access external sources of capital when desired and on reasonable terms; the Company’s ability to manage its indebtedness levels; changes in the terms of the Company’s indebtedness; the Company’s ability to maintain its credit ratings; the potential impact of existing and future litigation matters, including the possibility of larger than expected litigation costs and related developments; the Company’s ability to achieve the expected benefits from acquisitions, including integrating and preserving the goodwill of the acquired companies; the Company’s ability to sell its properties when desired and on profitable terms; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); the Company’s ability to reposition its properties on the same or better terms if existing leases are not renewed or the Company exercises its right to replace an existing operator or tenant upon default; continuing reimbursement uncertainty in the skilled nursing segment; competition in the senior housing segment specifically and in the healthcare industry in general; the ability of the Company’s operators and tenants to maintain or increase occupancy levels at, and rental income from, the senior housing segment; the Company’s ability to realize the benefits of its mezzanine and other loan investments; the ability of the Company’s lessees and mortgagors to maintain the financial strength and liquidity necessary to satisfy their respective obligations to the Company and other third parties; the bankruptcy, insolvency or financial deterioration of the Company’s operators, lessees, borrowers or other obligors; changes in healthcare laws and regulations, including the impact of future or pending healthcare reform, and other changes in the healthcare industry which affect the operations of the Company’s lessees or obligors; the Company’s ability to recruit and retain key management personnel; costs of compliance with regulations and environmental laws affecting the Company’s properties; changes in tax laws and regulations; the Company’s ability and willingness to maintain its qualification as a REIT; changes in rules governing financial reporting, including new accounting pronouncements; and other risks described from time to time in the Company’s Securities and Exchange Commission filings. The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements as a result of new information or new or future developments, except as otherwise required by law.

Company Information (1)

Board of Directors

Robert R. Fanning, Jr.	Harold M. Messmer, Jr.
Managing Director (Retired),	Chairman and Chief Executive Officer
The Huron Consulting Group	Robert Half International, Inc.

James F. Flaherty III	Peter L. Rhein
Chairman and Chief Executive Officer	Partner, Sarlot & Rhein
HCP, Inc.
Kenneth B. Roath
Christine N. Garvey	Chairman Emeritus, HCP, Inc.
Former Global Head of Corporate
Real Estate Services, Deutsche Bank AG	Richard M. Rosenberg
Chairman and Chief Executive Officer
David B. Henry	(Retired), BankAmerica Corporation
Vice Chairman, President and Chief
Investment Officer, Kimco Realty Corporation	Joseph P. Sullivan
Chairman of the Board of Advisors
Lauralee E. Martin	RAND Health
Chief Operating and Financial Officer
Jones Lang LaSalle Incorporated

Michael D. McKee
Chief Executive Officer and Vice Chairman
(Retired), The Irvine Company

Senior Management

James F. Flaherty III	Thomas D. Kirby
Chairman and	Executive Vice President
Chief Executive Officer	Acquisitions and Valuations

Paul F. Gallagher	Thomas M. Klaritch
Executive Vice President	Executive Vice President
Chief Investment Officer	Medical Office Properties

Edward J. Henning	Timothy M. Schoen
Executive Vice President	Executive Vice President
General Counsel, Chief Administrative	Life Science and Investment Management
Officer and Corporate Secretary
Susan M. Tate
Thomas M. Herzog	Executive Vice President
Executive Vice President	Asset Management and Senior Housing
Chief Financial Officer and Treasurer

Other Information

Corporate Headquarters	Nashville Office
3760 Kilroy Airport Way, Suite 300	3000 Meridian Boulevard, Suite 200
Long Beach, CA 90806-2473	Franklin, TN 37067
(562) 733-5100
San Francisco Office
Chicago Office	400 Oyster Point Boulevard, Suite 409
444 North Michigan Avenue, Suite 3230	South San Francisco, CA 94080
Chicago, IL 60611

The information in this supplemental information package should be read in conjunction with the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”).  The Reporting Definitions and Reconciliations of Non-GAAP Measures are an integral part of the information presented herein.

On the Company’s  internet website, www.hcpi.com, you can access, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  The information contained on its website is not incorporated by reference into, and should not be considered a part of, this supplemental information package.  In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Thomas M. Herzog, Executive Vice President, Chief Financial Officer and Treasurer at (562) 733-5309.

(1)	As of October 30, 2009.

1

Highlights

Dollars in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Revenues	$255,329	$267,852	$773,603	$760,653

NOI	207,830	217,225	629,658	612,356

Adjusted EBITDA	237,314	279,543	701,146	750,702

Net income (loss) applicable to common shares	(52,397)	119,615	82,672	390,357

FFO applicable to common shares	32,169	174,287	306,424	414,740

Diluted EPS per common share	$(0.18)	$0.49	$0.31	$1.68

Diluted FFO per common share	$0.11	$0.70	$1.14	$1.77

Diluted FFO per common share, before giving effect to impairments, litigation provision and merger-related charges	$0.52	$0.72	$1.60	$1.84

FFO payout ratio, before giving effect to impairments, litigation provision and merger-related charges	89%	63%	86%	74%

Financial Leverage	43%	47%

Adjusted fixed charge coverage	2.6x	2.8x	2.5x	2.4x

	September 30,	December 31,
	2009	2008

Properties:

Senior housing	258	260

Life science	98	104

Medical office	251	251

Hospital	22	23

Skilled nursing	48	48

Total	677	686

Portfolio Income from Assets Under Management(1)	Assets Under Management: $13.8 billion(2)

(1)      Represents the NOI from real estate owned by HCP, the interest income from debt investments and HCP’s pro rata share of the NOI from real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for future development, for the nine months ended September 30, 2009.

(2)      Represents the historical cost of real estate owned by HCP, the carrying amount of debt investments and 100% of the cost of real estate owned by the Company’s Investment Management Platform, excluding assets under development and land held for future development, at September 30, 2009.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

2

Consolidated Funds From Operations

Dollars in thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008(1)	2009	2008(1)

Net income (loss) applicable to common shares	$(52,397)	$119,615	$82,672	$390,357
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	82,301	77,292	242,318	232,574
Discontinued operations	56	414	266	7,178
Gain on sales of real estate	(2,460)	(27,752)	(34,357)	(228,395)
Equity income from unconsolidated joint ventures	(1,328)	(1,227)	(1,993)	(3,736)
FFO from unconsolidated joint ventures	6,433	6,488	19,004	18,216
Noncontrolling interests’ and participating securities’ share in earnings	3,895	6,659	12,147	19,559
Noncontrolling interests’ and participating securities’ share in FFO	(4,331)	(7,202)	(13,633)	(21,013)
FFO applicable to common shares	$32,169	$174,287	$306,424	$414,740

Distributions on convertible units	$—	$3,992	$—	$11,155

Diluted FFO applicable to common shares	$32,169	$178,279	$306,424	$425,895

Basic FFO per common share	$0.11	$0.71	$1.14	$1.79

Diluted FFO per common share	$0.11	$0.70	$1.14	$1.77

Weighted average shares used to calculate diluted FFO per share	285,234	253,531	268,183	240,633

Dividends declared per common share	$0.46	$0.455	$1.38	$1.365

Impact of impairments, litigation provision and merger-related charges	$117,096	$4,553	$123,002	$16,598

Per common share impact of impairments, litigation provision and merger-related charges on diluted FFO	$0.41	$0.02	$0.46	$0.07

Diluted FFO per common share, before giving effect to impairments, litigation provision and merger-related charges	$0.52	$0.72	$1.60	$1.84

FFO payout ratio, before giving effect to impairments, litigation provision and merger-related charges	88.5%	63.2%	86.3%	74.2%

Consolidated selected supplemental cash flow information:
Impairments	$15,123	$3,710	$21,029	$13,425
Litigation provision	101,973	—	101,973	—
Amortization of above and below market lease intangibles, net	(1,677)	(1,991)	(12,657)	(6,020)
Stock-based compensation	3,531	3,152	11,068	10,637
Amortization of debt premiums, discounts and issuance costs, net	1,874	2,385	6,187	7,409
Straight-line rents	(12,992)	(9,112)	(38,751)	(28,645)
Interest accretion – DFLs	(2,034)	(2,160)	(5,983)	(6,350)
Increase in deferred revenues – tenant improvement related	2,818	3,677	10,178	12,594
Increase (decrease) in deferred revenues – additional rents (SAB 104)	(201)	(729)	329	3,633
Lease commissions and tenant and capital improvements	(8,495)	(12,375)	(27,321)	(44,734)

HCP’s share of selected supplemental cash flow information from unconsolidated joint ventures(2):
Amortization of above and below market lease intangibles, net	$139	$264	$1,394	$799
Amortization of debt premiums, discounts and issuance costs, net	111	139	300	345
Straight-line rents	(1,329)	(1,328)	(3,394)	(3,667)
Lease commissions and tenant and capital improvements	(542)	(501)	(1,644)	(1,303)

(1)      Presentation and certain computational changes have been made for the adoption of Accounting Standard Codification 260-10, Earnings Per Share - Overall (formerly FSP-EITF 03-6-1, Determining Whether Instruments Granted in Share Based Payment Transactions are Participating Securities), to compute earnings per share and funds from operations per share under the two-class method.

(2)      Includes Investment Management Platform and three other unconsolidated joint ventures.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

3

Capitalization

Dollars and shares in thousands, except price data

Total Debt
	September 30, 2009	December 31, 2008	September 30, 2008
Bank line of credit	$—	$150,000	$—
Term loan	200,000	200,000	200,000
Bridge loan	—	320,000	320,000
Senior unsecured notes	3,520,577	3,523,513	3,522,689
Mortgage and other secured debt	1,863,404	1,641,734	1,804,069
Mortgage debt on assets held for sale	—	—	978
Other debt	99,487	102,209	102,602
Consolidated debt	5,683,468	5,937,456	5,950,338
HCP’s share of unconsolidated debt(1)	342,698	346,470	347,701
Total debt	$6,026,166	$6,283,926	$6,298,039

Total Market Capitalization
	September 30, 2009
	Shares/Units	Price	Value
Common stock	293,145	$28.74	$8,424,987
Convertible partnership units
2 for 1(2)	1,627	57.48	93,520
1 for 1(3)	2,660	28.74	76,448
	4,287		169,968
Preferred stock:
7.25% Series E (Callable at par after September 15, 2008)	4,000	22.25	89,000
7.10% Series F (Callable at par after December 3, 2008)	7,820	22.00	172,040
	11,820		261,040

Consolidated market equity			$8,855,995

Consolidated debt			5,683,468

Consolidated market capitalization			$14,539,463

HCP’s share of unconsolidated debt(1)			342,698

Total market capitalization			$14,882,161

Common Stock and Equivalents
	Shares	Weighted Average Shares
	Outstanding	Three Months Ended		Nine Months Ended
	September 30,	September 30, 2009		September 30, 2009
	2009	Diluted EPS	Diluted FFO	Diluted EPS	Diluted FFO
Common Stock	293,145	284,812	284,812	267,971	267,971
Dilutive securities:
Restricted stock and units	996	—	187	33	96
Options	37	—	235	37	116
Convertible partnership units	5,914	—	—	—	—
Total common and equivalents	300,092	284,812	285,234	268,041	268,183

Other Information
Trading Symbol		Senior Debt Ratings
HCP	Common Stock	Moody’s	Baa3 (stable outlook)
HCP_pe	Series E Preferred Stock	Standard & Poor’s	BBB (stable outlook)
HCP_pf	Series F Preferred Stock	Fitch	BBB (positive outlook)

Stock Exchange Listing
NYSE

(1)      Reflects the Company’s pro rata share of amounts from the Investment Management Platform. Excludes unconsolidated joint ventures outside of the Investment Management Platform.

(2)      Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at the time of conversion or, at the Company’s election, two shares of the Company’s common stock.

(3)      Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at the time of conversion or, at the Company’s election, one share of the Company’s common stock.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

4

Indebtedness and Ratios

Dollars in thousands

Debt Maturities and Scheduled Principal Repayments (Amortization)

September 30, 2009
					Mortgage and				HCP’s Share
	Bank Line		Senior Unsecured		Other Secured		Other	Consolidated	of Unconsolidated
	of Credit	Term Loan	Notes	Rates(1)	Debt(2)	Rates(1)	Debt(3)	Debt	Mortgage Debt(4)	Rates(1)	Total Debt
2009 (3 months)	$—	$—	$—	—%	$22,813	5.37%	$99,487	$122,300	$1,340	—%	$123,640
2010	—	—	206,421	5.17	115,046	7.24	—	321,467	5,546	—	327,013
2011	—	200,000	292,265	4.85	140,235	5.08	—	632,500	6,224	—	638,724
2012	—	—	250,000	6.67	63,776	5.43	—	313,776	13,560	4.85	327,336
2013	—	—	550,000	5.83	675,104	2.98	—	1,225,104	44,508	5.75	1,269,612
2014	—	—	87,000	4.88	177,435	5.86	—	264,435	4,364	—	268,799
2015	—	—	400,000	6.64	355,368	5.94	—	755,368	15,070	5.39	770,438
2016	—	—	400,000	6.43	250,142	6.17	—	650,142	50,975	5.84	701,117
2017	—	—	750,000	6.05	3,203	—	—	753,203	201,648	5.67	954,851
2018	—	—	600,000	6.85	3,389	—	—	603,389	—	—	603,389
Thereafter	—	—	—	—	53,577	5.69	—	53,577	—	—	53,577
Subtotal	—	200,000	3,535,686		1,860,088		99,487	5,695,261	343,235		6,038,496

(Discounts) and premiums, net	—	—	(15,109)		3,316		—	(11,793)	(537)		(12,330)
Total debt	$—	$200,000	$3,520,577		$1,863,404		$99,487	$5,683,468	$342,698		$6,026,166

Weighted average interest rate	N/A	2.73%	6.13%		5.10%		N/A	5.66%	5.70%		5.67%

Weighted average maturity in years	1.86	1.86	5.55		4.58		N/A	5.09	7.15		5.21

Ratios			Covenants
	September 30,	December 31,	The following is a summary of the financial covenants under the revolving line of credit facility and term loan at September 30, 2009.
	2009	2008
Consolidated Debt/Consolidated Gross Assets	42.8%	47.1%
Financial Leverage (Total Debt/Total Gross Assets)	43.4%	47.6%		Line of Credit and Term Loan
			Financial Covenants(5)	Requirement	Actual Compliance
Consolidated Secured Debt/Consolidated Gross Assets	14.0%	13.0%	Leverage Ratio	No greater than 60%	45%
Total Secured Debt/Total Gross Assets	15.9%	15.1%	Secured Debt Ratio	No greater than 30%	17%
			Unsecured Leverage Ratio	No greater than 65%	42%
Fixed and variable rate ratios:			Fixed Charge Coverage Ratio (12 months)	No less than 1.75x	2.3x
Fixed rate Total Debt	83.9%	85.8%
Variable rate Total Debt	16.1%	14.2%
	100.0%	100.0%

(1)          Senior unsecured notes and mortgage and other secured debt weighted-average effective rates relate to maturing amounts.

(2)          Mortgage debt attributable to non-controlling interests at September 30, 2009 was $16 million. On October 15, 2009, the Company exercised its election to extend the maturity date of $86 million of mortgage debt from 2010 to 2015. The above table reflects the reclassification of the portion of the mortgage debt that was extended to September 2015.

(3)          Other debt represents non-interest bearing Life Care Bonds and occupancy fee deposits at three of the Company’s senior housing facilities, which are payable on-demand, under certain conditions.

(4)          Includes pro-rata share of the Company’s Investment Management Platform. At September 30, 2009, 100% of the Company’s Investment Management Platform’s mortgage debt accrues interest at fixed rates.

(5)          The revolving line of credit facility and term loan have very similar terms, including financial covenants that are calculated based on the definitions contained within the agreements and may be different than similar terms in the Company’s Consolidated Financial Statements provided herein and as provided in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Compliance with certain of these financial covenants requires the inclusion of the Company’s consolidated amounts and its proportionate share of unconsolidated investees.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

5

Investments and Dispositions

Dollars and square feet in thousands

Investments
	September 30, 2009
	Three Months	Nine Months
Description	Ended	Ended

Acquisition of joint venture interests	$—	$14,250

Purchase of participation in HCR ManorCare’s first mortgage debt	$590,536	$590,536

Total fundings for development, tenant and capital improvements(1)	$31,009	$86,088

Total investments	$621,545	$690,874

Dispositions(2)
			Property		Sales Price,
Description		Capacity	Count	Segment	Net of Costs
Location	Date
Three Months Ended September 30, 2009:
Charleston, West Virginia	August 31, 2009	68 sq. ft.	2	MOB	$5,765
Marketable securities sold	Various			Hospital	114,865
Total					$120,630

Nine Months Ended September 30, 2009:
Property Dispositions			11	Various	$52,031
Marketable security sold					119,665
Total					$177,711

(1)             Includes capitalized interest for the three and nine months ended September 30, 2009, of $6.6 million and $19.0 million, respectively.

(2)             For the nine months ended September 30, 2009, unless otherwise indicated.

(3)             Represents the partial sale of a medical office building (condominiums).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

6

Development

As of September 30, 2009, dollars in thousands

Development Projects in Process
			Estimated/		Estimated
			Actual	Rent	Rentable		Estimated
			Completion	Commencement	Square	Investment	Total
Name of Project	Location	Segment	Date	Date	Feet	to Date(1)	Investment

Development
Oyster Point II (A)	So. San Francisco, CA	Life science	4Q 2008	4Q 2008	122	$92,285	$97,448
Oyster Point II (B)	So. San Francisco, CA	Life science	4Q 2008	1Q 2009	129	97,318	103,293
Oyster Point II (C)	So. San Francisco, CA	Life science	4Q 2008	N/A	78	50,168	60,660
					329	239,771	261,401

	Percentage pre-leased				76%
Redevelopment
500/600 Saginaw	Redwood City, CA	Life science	4Q 2009	N/A	89	34,861	45,813
Modular Labs IV	So. San Francisco, CA	Life science	3Q 2010	N/A	97	24,382	43,231
Westridge	San Diego, CA	Life science	2Q 2010	N/A	53	9,601	10,601
Innovation Drive	San Diego, CA	MOB	3Q 2010	N/A	84	21,142	34,272
Folsom	Sacramento, CA	MOB	3Q 2010	N/A	92	24,859	31,605
Knoxville	Knoxville, TN	MOB	N/A	N/A	38	5,405	7,969
					453	120,250	173,491

	Total				782	$360,021	$434,892

Land Held for Future Development
			Estimated
		Gross	Rentable
		Site	Square
Location	Segment	Acreage	Feet
So. San Francisco, CA	Life science	30	866
Carlsbad, CA	Life science	41	697
Poway, CA	Life science	72	1,261
Torrey Pines, CA	Life science	6	93
		149	2,917

Investment-to-date			$258,746

(1)             Investment-to-date includes $74 million of land, $73 million of buildings, $13 million of net intangible assets and $200 million in development costs and construction in progress.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

7

Owned Portfolio Summary

As of and for the nine months ended September 30, 2009, dollars and square feet in thousands, unless otherwise indicated

Portfolio Summary by Investment Product

Leased	Property			Average			Occupancy	EBITDAR		EBITDARM
Properties	Count	Investment	NOI	Age (Years)	Capacity		%(1)	Amount	CFC	Amount	CFC
Senior housing	233	$4,097,138	$252,714	12	25,427	Units	87.2	$352,239	1.16 x	$425,247	1.40 x
Life science	94	2,815,660	154,744	15	6,083	Sq. Ft.	91.1	N/A	N/A	N/A	N/A
Medical office	184	2,127,477	133,048	18	12,815	Sq. Ft.	90.7	N/A	N/A	N/A	N/A
Hospital	18	673,109	61,116	23	2,510	Beds	57.6	304,597	4.46 x	338,934	4.96 x
Skilled nursing	48	255,084	28,036	24	5,628	Beds	85.7	57,445	1.59 x	77,252	2.13 x
	577	$9,968,468	$629,658	16

Secured		Interest	EBITDA	EBITDAM
Loans	Investment	Income	DSC	DSC
Senior housing	$16,785	$880	1.54 x	1.88 x
Hospital	35,308	2,251	3.65 x	4.30 x
Skilled nursing	609,623	8,919	12.59 x	15.56 x
	$661,716	$12,050

Mezzanine		Interest	EBITDA	EBITDAM
Loans	Investment	Income	DSC	DSC
Hospital	$267,550	$36,796	2.43 x	2.64 x
Skilled nursing	929,942	45,832	3.03 x	3.74 x
	$1,197,492	$82,628

Total	$11,827,676	$724,336

Portfolio NOI, Adjusted NOI and Interest Income

	Three Months Ended September 30, 2009
	Rental				NOI and
	Revenues	Operating		Interest	Interest	Adjusted
Segment	& DFL Income	Expenses	NOI(2)	Income(3)	Income	NOI
Senior housing	$81,798	$(252)	$82,050	$304	$82,354	$73,532
Life science	63,232	11,930	51,302	—	51,302	47,413
Medical office	77,690	33,573	44,117	—	44,117	42,646
Hospital	21,483	883	20,600	16,343	36,943	17,645
Skilled nursing	9,800	39	9,761	23,416	33,177	9,413
	$254,003	$46,173	$207,830	$40,063	$247,893	$190,649

	Nine Months Ended September 30, 2009
	Rental				NOI and
	Revenues	Operating		Interest	Interest	Adjusted
Segment	& DFL Income	Expenses	NOI(2)	Income(3)	Income	NOI
Senior housing	$256,655	$3,941	$252,714	$880	$253,594	$221,997
Life science	189,383	34,639	154,744	—	154,744	140,947
Medical office	231,585	98,537	133,048	—	133,048	127,793
Hospital	63,658	2,542	61,116	39,047	100,163	52,780
Skilled nursing	28,189	153	28,036	54,751	82,787	27,463
	$769,470	$139,812	$629,658	$94,678	$724,336	$570,980

(1)

For MOBs and life science facilities, occupancy percentages are presented as of the end of the period reported. For hospitals, skilled nursing facilities and senior housing facilities, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and one quarter in arrears from the period reported.

(2)	NOI attributable to non-controlling interests for the three months and nine months ended September 30, 2009, was $1.3 million and $4.1 million, respectively.
(3)	Includes loan accretion for the three and nine months ended September 30, 2009, of $10.1 million and $17.7 million, respectively.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

8

Owned Portfolio Concentrations

As of and for the nine months ended September 30, 2009, dollars in thousands

Geographic Diversification(1)

	Total	Senior	Life	Medical		Skilled		% of
Investment by State	Properties	Housing	Science	Office	Hospital	Nursing	Total	Total
CA	132	$578,155	$2,725,393	$217,972	$128,508	$14,347	$3,664,375	36
TX	80	364,401	—	634,219	260,385	2,818	1,261,823	13
FL	50	479,344	—	143,237	62,450	—	685,031	7
CO	24	168,931	—	190,096	9,028	27,610	395,665	4
VA	21	279,059	—	40,370	—	63,100	382,529	4
WA	14	132,609	—	171,517	—	—	304,126	3
NJ	13	280,589	—	—	—	—	280,589	3
UT	33	27,800	90,267	131,840	—	4,935	254,842	2
MD	12	182,087	—	29,001	—	—	211,088	2
IL	12	187,700	—	12,415	—	—	200,115	2
Other	186	1,433,248	—	556,810	248,046	156,452	2,394,556	24
Total	577	$4,113,923	$2,815,660	$2,127,477	$708,417	$269,262	$10,034,739	100

Mezzanine and other secured debt loan investments not allocated to geographic regions							$1,792,937

NOI and Interest	Total	Senior	Life	Medical		Skilled		% of
Income by State	Properties	Housing	Science	Office	Hospital	Nursing	Total	Total

CA	132	$36,101	$147,364	$8,202	$11,679	$1,615	$204,961	32
TX	80	24,966	—	35,835	20,967	307	82,075	13
FL	50	32,378	—	9,551	5,784	—	47,713	8
CO	24	9,951	—	11,687	1,010	2,270	24,918	4
VA	21	15,181	—	3,260	—	5,142	23,583	4
UT	33	1,201	7,380	9,884	—	520	18,985	3
NJ	13	18,595	—	—	—	—	18,595	3
WA	14	5,675	—	12,207	—	—	17,882	3
TN	23	1,996	—	11,212	—	2,573	15,781	2
MD	12	11,768	—	2,249	—	—	14,017	2
Other	175	95,782	—	28,961	23,927	16,856	165,526	26
Total	577	$253,594	$154,744	$133,048	$63,367	$29,283	$634,036	100

Mezzanine and other secured debt loan interest income not allocated to geographic regions							$90,300

Operator/Tenant Diversification

	Primary	Annualized Revenues
Company	Segment	Amount	%
Sunrise Senior Living	Senior housing	$110,101	12
Brookdale	Senior housing	60,166	6
HCA	Hospital	58,250	6
HCR ManorCare	Skilled nursing	54,391	6
Emeritus Corporation	Senior housing	43,262	4
Genentech	Life science	34,862	4
Amgen	Life science	25,818	3
Aegis Senior Living	Senior housing	20,579	2
Tenet Healthcare Corporation	Hospital	18,991	2
Cirrus	Hospital	16,235	2
Other		480,398	52
		$923,053	100

(1)             Owned portfolio geographic concentration includes investments, NOI and interest income from investments in our leased properties and certain secured loans and excludes mezzanine loans and other investments in HCR ManorCare as the investment and interest income associated with those assets cannot be allocated to a particular geographic region.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

9

Owned Same Property Operating Lease Portfolio

As of September 30, 2009, dollars and square feet in thousands

			Senior		Life		Medical				Skilled
	Total		Housing(1)		Science		Office		Hospital		Nursing

Property count	542		202		91		183		18		48
Investment	$9,168,488		$3,476,777		$2,654,071		$2,109,447		$673,109		$255,084
Percent of operating lease portfolio (by investment)	98.0%		99.7%		94.3%		99.2%		100%		100%
Capacity			22,185 Units		5,854 Sq. Ft.		12,697 Sq. Ft.		2,510 Beds		5,628 Beds

Year-Over-Year Three-Month SPP

Occupancy(2):
September 30, 2009			85.7%		90.8%		90.9%		57.5%		85.2%
September 30, 2008			88.2%		89.8%		91.1%		61.5%		85.9%
% change			(2.5%	)	1.0%		(0.2%	)	(4.0%	)	(0.7%	)

NOI % change	(4.2%	)	1.1%		(21.4%	)	7.1%		1.5%		6.3%

Adjusted NOI:
September 30, 2009	$178,087		$61,895		$45,366		$43,760		$17,650		$9,416
September 30, 2008	$172,351		$64,580		$38,351		$40,372		$19,972		$9,076
Adjusted NOI % change	3.3%		(4.2%	)	18.3%		8.4%		(11.6%	)	3.7%

Sequential Three-Month SPP

Occupancy(2):
September 30, 2009			85.7%		90.8%		90.9%		57.5%		85.2%
June 30, 2009			86.6%		90.6%		90.9%		61.3%		85.8%
% change			(0.9%	)	0.2%		—%		(3.8%	)	(0.6%	)

NOI % change	(6.1%	)	(13.0%	)	(0.7%	)	(1.0%	)	(8.5%	)	3.5%

Adjusted NOI:
September 30, 2009	$178,087		$61,895		$45,366		$43,760		$17,650		$9,416
June 30, 2009	$182,214		$65,849		$44,819		$43,479		$18,867		$9,200
Adjusted NOI % change	(2.3%	)	(6.0%	)	1.2%		0.6%		(6.5%	)	2.3%

Year-Over-Year Nine-Month SPP

NOI % change	3.0%		5.3%		(1.2%	)	5.2%		0.2%		4.2%

Adjusted NOI:
September 30, 2009	$534,353		$188,322		$134,253		$131,515		$52,785		$27,478
September 30, 2008	$515,878		$192,421		$112,600		$124,296		$59,981		$26,580
Adjusted NOI % change	3.6%		(2.1%	)	19.2%		5.8%		(12.0%	)	3.4%

(1)             Excludes 30 properties which are classified as direct financing leases.

(2)             Occupancy percentages for senior housing, hospital and skilled nursing are calculated based on the average three month occupancy one quarter in arrears from the period presented.  Occupancy percentages for life science and medical office are as of the end of the period presented.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

10

Owned Portfolio Lease Expirations and Debt Investment Maturities

At September 30, 2009, dollars and square feet in thousands

	Expiration Year
Segment	Total	2009(1)	2010	2011	2012	2013	2014	2015	2016	2017	2018	Thereafter

Lease Expirations

Senior housing:
Properties	233	—	4	3	4	6	8	2	24	26	50	106
Annualized revenues	$309,317	$—	$664	$785	$1,075	$24,405	$15,600	$3,174	$26,985	$31,678	$82,362	$122,589

Life science:
Square feet	5,545	127	280	459	191	381	377	549	263	733	411	1,774
Annualized revenues	$197,517	$4,096	$7,257	$14,914	$4,884	$11,266	$9,609	$17,361	$7,988	$24,273	$23,492	$72,377

Medical office:
Square feet	11,628	690	2,010	1,411	1,602	1,272	1,128	626	542	482	709	1,156
Annualized revenues	$234,811	$15,189	$41,973	$31,017	$32,886	$23,653	$25,583	$12,598	$10,275	$10,703	$13,380	$17,554

Hospital:
Properties	18	—	1	—	—	1	3	—	—	2	—	11
Annualized revenues	$54,245	$—	$2,973	$—	$—	$2,424	$16,018	$—	$—	$4,480	$—	$28,350

Skilled nursing:
Properties	48	—	—	1	—	10	12	5	5	9	4	2
Annualized revenues	$36,784	$—	$—	$292	$—	$7,090	$8,079	$3,263	$4,898	$8,072	$2,590	$2,500

Total annualized revenues	$832,674	$19,285	$52,867	$47,008	$38,845	$68,838	$74,889	$36,396	$50,146	$79,206	$121,824	$243,370

Debt Investment Maturities

Senior housing:
Annualized interest	$1,107	$—	$306	$308	$—	$493	$—	$—	$—	$—	$—	$—

Hospital:
Annualized interest	$33,183	$—	$11,408	$—	$—	$—	$—	$—	$19,925	$1,850	$—	$—

Skilled nursing:
Annualized interest	$56,089	$—	$1,457	$—	$—	$54,391	$241	$—	$—	$—	$—	$—

Total annualized interest	$90,379	$—	$13,171	$308	$—	$54,884	$241	$—	$19,925	$1,850	$—	$—

(1)     Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

11

Owned Senior Housing Portfolio

As of and for the nine months ended September 30, 2009, dollars in thousands

Investments

Operating	Property			Average Age			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	(Years)	Units	Occupancy %	Amount	CFC	Amount	CFC
Assisted living	166	$2,269,054	$135,350	11	14,178	86.1	$190,393	1.16 x	$231,556	1.41 x
Independent living	29	708,952	43,573	16	4,880	86.6	62,520	1.05 x	71,839	1.21 x
CCRCs	8	510,688	34,537	21	3,228	91.6	56,243	1.33 x	67,365	1.59 x
	203	$3,488,694	$213,460	12	22,286	87.0	$309,156	1.16 x	$370,760	1.39 x

Direct				Average
Financing	Property			Age			EBITDAR		EBITDARM
Leases	Count	Investment	NOI	(Years)	Units	Occupancy %	Amount	CFC	Amount	CFC
Assisted living	27	$570,450	$36,332	12	3,141	88.2	$43,083	1.13 x	$54,487	1.43 x
CCRCs(1)	3	37,994	2,922
	30	$608,444	$39,254

Leased Properties	233	$4,097,138	$252,714	12	25,427	87.2	$352,239	1.16 x	$425,247	1.40 x

			Interest				EBITDA		EBITDARM
Secured Loans		Investment	Income				Amount	DSC	Amount	DSC
Assisted living		$5,092	$453				$208	1.39 x	$287	1.92 x
Independent living		2,930	233				703	1.60 x	821	1.86 x
CCRC(2)		8,763	194				—	—	—	—
		$16,785	$880				$911	1.54 x	$1,108	1.88 x

Total		$4,113,923	$253,594

Operator Concentration(3)

					NOI and
	Properties		Investment		Interest Income				EBITDA(R)	EBITDA(R)M
Operator	Count	% Pooled	Amount	%	Amount	%	Units	Occupancy %	CFC/DSC	CFC/DSC
Sunrise Senior Living(4)(5)	75	99	$1,735,334	42	$91,429	36	8,808	88.6	1.21 x	1.50 x
Brookdale	24	92	675,804	16	51,427	20	4,817	90.1	1.31 x	1.54 x
Emeritus Corporation	37	86	537,335	13	41,933	17	3,788	88.1	1.20 x	1.43 x
Aegis Senior Living	12	83	258,008	6	16,913	7	965	87.9	1.01 x	1.17 x
Harbor Retirement Associates	13	92	189,879	5	10,077	4	1,260	76.2	1.06 x	1.35 x
Capital Senior Living	15	73	176,517	4	11,202	4	1,530	80.7	1.05 x	1.20 x
Horizon Bay Senior Communities	11	91	157,203	4	6,770	3	1,278	94.5	1.48 x	1.71 x
Other(5)	46	61	383,843	10	23,843	9	2,981	81.7	0.89 x	1.08 x
	233	85	$4,113,923	100	$253,594	100	25,427	87.1	1.16 x	1.40 x

(1)       Represents ground leases on CCRCs.

(2)       Represents a secured construction loan on one CCRC included in the DFL portfolio.

(3)       Property count and units are presented for leased properties, excludes secured loans. Occupancy percentages are presented in the aggregate for leased properties and secured loans.

(4)       Sunrise Senior Living percentage pooled consists of 75 assets under 11 separate pools.

(5)       Pro forma for transition of 14 of 15 assets (one was sold on October 1, 2009) formally operated by Sunrise Senior Living to three new operators. Property count, investment NOI and units are disclosed under new operators while occupancy and CFC are disclosed under “other”.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

12

Owned Senior Housing Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Operating Lease Portfolio					Total Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	09/30/09	06/30/09	09/30/08	09/30/09	09/30/08	09/30/09	06/30/09(1)	09/30/08(1)

Property count	202	202	202	202	202	233	234	237
Investment	$3,476,777	$3,474,162	$3,476,541	$3,476,777	$3,476,541	$4,113,923	$4,135,923	$4,151,621
Units	22,185	22,194	22,152	22,185	22,152	25,427	25,497	25,663
3-Month Occupancy %(2)	85.7	86.6	88.2	85.7	88.2	85.7	86.5	88.6
12-Month Occupancy %(2)	87.0	87.7	89.7	87.0	89.7	87.1	87.8	89.7
EBITDA(R)(3)	$308,034	$302,980	$308,580	$308,034	$308,580	$353,150	$347,299	$353,040
EBITDA(R) CFC/DSC(3)	1.16 x	1.13 x	1.17 x	1.16 x	1.17 x	1.16 x	1.13 x	1.16 x
EBITDA(R)M(3)	$369,472	$364,414	$369,932	$369,472	$369,932	$426,355	$420,306	$427,826
EBITDA(R)M CFC/DSC(3)	1.39 x	1.36 x	1.41 x	1.39 x	1.41 x	1.40 x	1.37 x	1.40 x
NOI:
Rental revenues	$68,319	$79,445	$70,274	$216,488	$209,791
Operating expenses(4)	9	(935)	(2,672)	(3,580)	(7,545)
	$68,328	$78,510	$67,602	$212,908	$202,246
Adjusted NOI:
Straight-line rents	(5,691)	(6,081)	(3,059)	(17,174)	(9,937)
Above (below) market lease intangibles, net	(742)	(6,580)	37	(7,412)	112
	$61,895	$65,849	$64,580	$188,322	$192,421

(1)     Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)     Occupancy percentages are one quarter in arrears from the period presented.  Total portfolio occupancy percentages are presented in the aggregate for leased properties and secured loans.

(3)     EBITDA(R) and EBITDA(R)M amounts and coverages are based on the trailing twelve-month period presented and are one quarter in arrears from the period presented.

(4)     Excludes certain non-property specific operating expenses allocated to each segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

13

Owned Life Science Portfolio

As of and for the nine months ended September 30, 2009, unless otherwise indicated, dollars and square feet in thousands

Investments

	Property			Average	Square	Occupancy
Leased Properties	Count	Investment	NOI(1)	Age (Years)	Feet	%(2)
San Francisco	70	$2,237,878	$121,744	16	4,171	90.5
San Diego	15	487,515	25,620	18	1,328	90.5
Utah	9	90,267	7,380	10	584	97.0
	94	$2,815,660	$154,744	15	6,083	91.1

Tenant Concentration

	Annualized Revenues		Square Feet
Tenant	Amount	%	Amount	%
Genentech	$34,862	18	794	14
Amgen	25,818	13	433	8
Takeda	15,939	8	324	6
Rigel Pharmaceuticals	14,438	7	147	3
Exelixis, Inc.	12,502	6	295	5
ARUP	5,088	3	324	6
Alexza Pharmaceuticals, Inc.	4,916	2	107	2
Sequenom	4,583	2	83	1
Myriad Genetics	4,500	2	225	4
NuVasive, Inc.	4,362	2	145	3
Other	70,509	37	2,668	48
	$197,517	100	5,545	100

Portfolio Trends

	Same Property Operating Lease Portfolio					Total Portfolio
				As of and for the
	As of and for the Quarter Ended			YTD Period Ended		At the Period Ended
	09/30/09	06/30/09	09/30/08	09/30/09	09/30/08	09/30/09	06/30/09(3)	09/30/08(3)

Property count	91	91	91	91	91	94	96	99
Investment	$2,654,071	$2,647,950	$2,628,506	$2,654,071	$2,628,506	$2,815,660	$2,819,642	$2,822,043
Square feet	5,854	5,854	5,841	5,854	5,841	6,083	6,137	6,232
Occupancy %(2)	90.8	90.6	89.8	90.8	89.8	91.1	91.1	89.1
NOI:
Rental revenues	$58,883	$58,853	$70,027	$176,513	$175,531
Operating expenses(4)	(10,773)	(10,392)	(8,790)	(31,518)	(28,714)
	$48,110	$48,461	$61,237	$144,995	$146,817
Adjusted NOI:
Straight-line rents	(3,211)	(3,317)	(4,250)	(9,697)	(13,560)
Below market lease intangibles, net	467	(325)	(586)	(1,045)	(2,607)
Lease termination fees	—	—	(18,050)	—	(18,050)
	$45,366	$44,819	$38,351	$134,253	$112,600

(1)     Excludes $3.2 million of rent, $2.8 million from San Francisco and $0.4 million from San Diego, collected on leases where the respective tenant improvement build outs are not complete (deferred rent). These leases are included in occupied square feet and annualized revenues when determining occupancy and tenant concentration.

(2)     Occupancy percentages are presented as of the end of the period reported.

(3)     Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(4)     Excludes certain non-property specific operating expenses allocated to each segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

14

Owned Life Science Portfolio

Dollars and square feet in thousands, except dollars per square foot

Selected Lease Expirations Data (next 3 years):

	Total				San Francisco		San Diego		Utah
	Square Feet		Annualized Revenues		Square	Annualized	Square	Annualized	Square	Annualized
Year	Amount	%	Amount	%	Feet	Revenues	Feet	Revenues	Feet	Revenues
2009 (3 months)(1)	127	2	$4,096	2	57	$457	70	$3,639	—	$—
2010	280	5	7,257	4	138	3,986	142	3,271	—	—
2011	459	8	14,914	8	429	14,315	30	599	—	—
2012	191	3	4,884	2	120	3,104	53	1,498	18	282
Thereafter	4,488	82	166,366	84	3,032	129,545	907	27,234	549	9,587
	5,545	100	$197,517	100	3,776	$151,407	1,202	$36,241	567	$9,869

Leasing Activity

		Annualized		Tenant	Leasing	Average
	Leased	Base Rent	%	Improvements	Costs Per	Lease	Retention
	Square	Per	Change	Per Square	Square	Term	Rate
	Feet	Square Foot	In Rents	Foot	Foot	(Months)	YTD
Leased Square Feet as of December 31, 2008	5,579	$33.79
Expirations	(159)	20.43
Renewals, amendments and extensions	126	16.68	(7.2)	$—	$2.54	109	79.7
New leases and expansions	87	33.70		68.95	12.28	79
Terminations	(34)	13.92

Leased Square Feet as of March 31, 2009	5,599	$34.80
Expirations	(317)	28.44
Renewals, amendments and extensions	310	24.56	(13.6)	1.96	6.70	54	91.9
New leases and expansions	39	17.70		—	—	2
Terminations	(42)	18.91

Leased Square Feet as of June 30, 2009	5,589	$35.28
Redevelopments	(54)	15.92
Expirations	(75)	22.10
Renewals, amendments and extensions	48	22.94	18.4	—	5.46	45	88.0
New leases and expansions	78	19.75		71.03	0.33	73
Terminations	(41)	38.19

Leased Square Feet as of September 30, 2009	5,545	$35.62

(1)     Includes month-to-month and holdover leases.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

15

Owned Medical Office Portfolio

As of and for the nine months ended September 30, 2009, dollars and square feet in thousands

Investments

	Property			Average		Occupancy
Leased Properties	Count	Investment	NOI	Age (Years)	Square Feet	%
On-Campus	141	$1,718,688	$104,909	18	10,698	90.4
Off-Campus	43	408,789	28,139	17	2,117	92.6
	184	$2,127,477	$133,048	18	12,815	90.7

Portfolio Trends

	Same Property Operating Lease Portfolio					Total Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		At the Period Ended
	09/30/09	06/30/09	09/30/08	09/30/09	09/30/08	09/30/09	06/30/09(1)	09/30/08(1)

Property count	183	183	183	183	183	184	186	190
Investment	$2,109,447	$2,103,112	$2,085,221	$2,109,447	$2,085,221	$2,127,477	$2,124,933	$2,162,655
Square feet	12,697	12,696	12,701	12,697	12,701	12,815	12,882	13,145
Occupancy %(2)	90.9	90.9	91.1	90.9	91.1	90.7	90.7	90.2
NOI:
Rental revenues	$77,262	$76,005	$75,228	$229,678	$223,718
Operating expenses(3)	(32,049)	(30,338)	(33,018)	(92,984)	(93,742)
	$45,213	$45,667	$42,210	$136,694	$129,976
Adjusted NOI:
Straight-line rents	(443)	(663)	(1,074)	(1,832)	(3,477)
Below market lease intangibles, net	(846)	(811)	(724)	(2,408)	(2,163)
Lease terminations	(164)	(714)	(40)	(939)	(40)
	$43,760	$43,479	$40,372	$131,515	$124,296

(1)     Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)     Occupancy percentages are presented as of the end of the period reported.

(3)     Excludes certain non-property specific operating expenses allocated to each segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

16

Owned Medical Office Portfolio

Square feet in thousands

Leasing Activity

		Annualized		Tenant
	Leased Square	Base Rent Per	% Change	Improvements Per Square	Leasing Costs Per	Average Lease Term	Retention Rate
	Feet	Square Foot	In Rents	Foot	Square Foot	(Months)	YTD

Leased Square Feet as of December 31, 2008	11,699	$20.86
Dispositions	(36)	24.90
Expirations	(468)	21.02
Renewals, amendments and extensions	369	19.77	1.2	$7.70	$1.73	38	78.7
New leases	162	19.19		20.64	3.42	49
Terminations	(35)	21.37

Leased Square Feet as of March 31, 2009	11,691	$20.99
Dispositions	(38)	14.77
Expirations	(686)	18.74
Renewals, amendments and extensions	542	18.84	15.6	2.62	0.89	35	78.8
New leases	268	17.96		10.84	1.76	53
Terminations	(89)	19.37

Leased Square Feet as of June 30, 2009	11,688	$21.21
Dispositions	(62)	19.07
Expirations	(288)	21.88
Renewals, amendments and extensions	227	21.96	1.3	3.34	1.04	34	78.8
New leases	126	19.59		18.51	4.56	63
Terminations	(63)	22.25

Leased Square Feet as of September 30, 2009	11,628	$21.27

See Reporting Definitions and Reconciliations of Non-GAAP Measures

17

Owned Hospital Portfolio

As of and for the nine months ended September 30, 2009, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average Age		Occupancy	EBITDAR(1)		EBITDARM(1)
Properties	Count	Investment	NOI	(Years)	Beds	%(1)	Amount	CFC	Amount	CFC
Acute care	6	$478,806	$44,485	31	1,742	57.6	$242,902	5.06 x	$267,217	5.57 x
Rehab	7	95,409	6,761	19	487	60.2	23,719	2.76 x	27,012	3.14 x
Specialty	2	63,689	3,874	26	37	N/A	25,549	5.28 x	28,541	5.89 x
LTACH	3	35,205	5,996	15	244	53.4	12,427	1.81 x	16,164	2.36 x
	18	$673,109	$61,116	23	2,510	57.6	$304,597	4.46 x	$338,934	4.96 x

Secured		Interest	EBITDA(1)		EBITDAM(1)
Loans	Investment	Income	Amount	DSC	Amount	DSC
Acute care	$35,308	$2,251	$10,956	3.65 x	$12,900	4.30 x

Mezzanine		Interest	EBITDA		EBITDAM
Loans	Investment	Income	Amount	DSC	Amount	DSC
Acute care	$182,728	$26,274	$60,525	2.61 x	$67,389	2.90 x
Specialty	84,822	10,522	18,356	1.98 x	18,356	1.98 x
	$267,550	$36,796	$78,881	2.43 x	$85,745	2.64 x

Total	$975,967	$100,163

Operator Concentration(2)

					NOI and
	Properties		Investment		Interest Income
Operator(1)	Count	% Pooled	Amount	%	Amount	%	Beds
HCA	1	—	$349,102	36	$41,166	42	645
Tenet Healthcare Corp	4	—	223,633	23	20,384	20	921
Cirrus Health	2	—	130,211	13	13,008	13	37
HealthSouth	5	80	55,981	6	6,462	6	372
Other	6	50	217,040	22	19,143	19	535
	18	39	$975,967	100	$100,163	100	2,510

(1)     Certain operators in HCP’s hospital portfolio are not required under their respective leases to provide operational data.

(2)     Property count and beds are presented for leased properties, excludes secured and mezzanine loans.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

18

Owned Hospital Portfolio

Dollars in thousands

Portfolio Trends

	Same Property Operating Lease Portfolio					Total Portfolio
				As of and for the		As of and for the Twelve Months
	As of and for the Quarter Ended			YTD Period Ended		Ended
	09/30/09	06/30/09	09/30/08	09/30/09	09/30/08	09/30/09	06/30/09(1)	09/30/08

Property count	18	18	18	18	18	18	18	21
Investment	$673,109	$672,899	$672,742	$673,109	$672,742	$975,967	$1,074,888	$1,082,931
Beds	2,510	2,510	2,463	2,510	2,463	2,510	2,510	2,763
3-Month Occupancy %(2)	57.5	61.3	61.5	57.5	61.5	57.3	60.8	61.3
12-Month Occupancy %(2)	57.6	58.5	60.6	57.6	60.6	57.5	58.5	56.0
EBITDAR(3)	$304,597	$299,403	$289,882	$304,597	$289,882
EBITDAR CFC(3)	4.46 x	4.38 x	4.36 x	4.46 x	4.36 x
EBITDARM(3)	$338,934	$333,457	$324,042	$338,934	$324,042
EBITDARM CFC(3)	4.96 x	4.87 x	4.88 x	4.96 x	4.88 x
NOI:
Rental revenues	$21,483	$23,363	$21,086	$63,658	$63,597
Operating expenses(4)	(878)	(848)	(779)	(2,537)	(2,580)
	$20,605	$22,515	$20,307	$61,121	$61,017

Adjusted NOI:
Straight-line rents	(2,737)	(3,430)	(117)	(7,683)	(383)
Below market lease intangibles, net	(218)	(218)	(218)	(653)	(653)
	$17,650	$18,867	$19,972	$52,785	$59,981

(1)     Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)     Occupancy percentages are one quarter in arrears from the period presented.  Total portfolio occupancy percentages are presented in the aggregate for leased properties and secured loans.

(3)     EBITDAR and EBITDARM amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.

(4)     Excludes certain non-property specific operating expenses allocated to each segment.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

19

Owned Skilled Nursing Portfolio

As of and for the nine months ended September 30, 2009, dollars in thousands, unless otherwise indicated

Investments

Leased	Property			Average Age			EBITDAR		EBITDARM
Properties(1)	Count	Investment	NOI	(Years)	Beds	Occupancy %	Amount	CFC	Amount	CFC
Skilled nursing	48	$255,084	$28,036	24	5,628	85.7	$57,445	1.59 x	$77,252	2.13 x

Secured		Interest	EBITDA		EBITDAM
Loans	Investment	Income	Amount	DSC	Amount	DSC
HCR ManorCare(2)	$595,445	$7,672	$ 562,514	12.70 x	$ 695,231	15.69 x
Other	14,178	1,247	5,942	2.45 x	7,338	3.03 x
	$609,623	$8,919	$ 568,456	12.59 x	$ 702,569	15.56 x

Mezzanine		Interest	EBITDA		EBITDAM
Loans	Investment	Income	Amount	DSC	Amount	DSC
HCR ManorCare(3)	$929,942	$45,832	$562,514	3.03 x	$695,231	3.74 x

Total	$1,794,649	$82,787

Operator Concentration(4)

					NOI and
	Properties		Investment		Interest Income
Operator	Count	% Pooled	Amount	%	Amount	%	Beds	Occupancy %	EBITDA(R) CFC/DSC	EBITDAM(R) CFC/DSC
HCR ManorCare	—	—	$1,525,387	85	$53,504	65	N/A	N/A	3.03 x	3.74 x
Formation Capital	9	100	63,100	5	5,142	7	934	94.3	2.06 x	2.57 x
Covenant Care	12	100	62,318	3	7,255	9	1,373	81.2	1.56 x	2.11 x
Kindred	9	100	38,117	2	6,115	7	1,288	86.8	1.33 x	1.97 x
Sun HealthCare Corp.	4	100	38,055	2	3,329	4	479	82.0	2.30 x	2.85 x
Trilogy Health Services	5	100	33,351	2	3,958	5	546	90.7	1.42 x	1.80 x
Other	9	56	34,321	1	3,484	3	1,008	84.2	1.25 x	1.88 x
	48	92	$1,794,649	100	$82,787	100	5,628

(1)     The Company’s skilled nursing leased properties have the following revenue mix: Private-pay (26%), Medicare (35%) and Medicaid (39%).

(2)     Represents the $720 million participation in first mortgage debt of HCR ManorCare with a carrying value of $595 million. This interest-only participation bears interest on the face amount at LIBOR plus 1.25% and represents 45% of the $1.6 billion most senior tranche of HCR ManorCare’s mortgage debt. The mortgage matures in January 2012, with a one-year extension, subject to certain performance conditions. At August 3, 2009, the mortgage loan is secured by a first lien on 331 HCR ManorCare facilities located in 30 states.

(3)     Represents mezzanine loans having an aggregate face value of $1.0 billion and a carrying value of $930 million. These interest-only loans bear interest on their face amounts at LIBOR plus 4.0%. These loans mature in January 2013 and are mandatorily pre-payable in January 2012, unless the borrower satisfies certain performance conditions. At August 3, 2009, the loans are secured by an indirect pledge of equity ownership in 331 HCR ManorCare facilities located in 30 states and are subordinate to other debt of approximately $3.6 billion.

(4)     Property count and beds are presented for leased properties, excludes secured and mezzanine loans.  Occupancy percentages are presented in the aggregate for leased properties and other secured loans, excluding the Company’s interest in HCR ManorCare.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

20

Owned Skilled Nursing Portfolio

Dollars in thousands, unless otherwise indicated

Portfolio Trends

	Same Property Operating Lease Portfolio					Total Portfolio
	As of and for the Quarter Ended			As of and for the YTD Period Ended		As of and for the Twelve Months Ended
	09/30/09	06/30/09	09/30/08	09/30/09	09/30/08	09/30/09	06/30/09(1)	09/30/08(1)

Property count	48	48	48	48	48	48	48	48
Investment	$255,084	$255,084	$254,658	$255,084	$254,658	$1,794,649	$1,195,794	$1,172,497
Beds	5,628	5,628	5,658	5,628	5,658	5,628	5,628	5,681
3-Month Occupancy %(2)	85.2	85.8	85.9	85.2	85.9	85.2	85.6	85.7
12-Month Occupancy%(2)	85.7	85.9	86.2	85.7	86.2	85.5	85.7	85.9
EBITDAR(3)	$57,445	$56,802	$50,294	$57,445	$50,294
EBITAR CFC(3)	1.59 x	1.58 x	1.46 x	1.59 x	1.46 x
EBITDARM(3)	$77,252	$76,451	$69,691	$77,252	$69,691
EBITDARM CFC(3)	2.13 x	2.13 x	2.02 x	2.13 x	2.02 x
NOI:
Rental revenues	$9,800	$9,487	$9,150	$28,189	$26,925
Operating expenses(4)	(36)	(52)	35	(138)	8
	$9,764	$9,435	$9,185	$28,051	$26,933
Adjusted NOI:
Straight-line rents	(348)	(235)	(109)	(573)	$(406)
Above market lease intangibles, net	—	—	—	—	53
	$9,416	$9,200	$9,076	$27,478	$26,580

HCR Properties, LLC (HCR ManorCare “PropCo”) Information

Portfolio Summary(5)
			Non-
		Occupancy	Medicaid
Property Count	Beds	%	Revenue(6)	EBITDA(3)	EBITDAM(3)
331	41,654	88.4	72%	$562,514		$695,231

Debt Capital Structure (dollars in billions)

						12-Month
			12-Month	12-Month	3-Month	EBITDA DSC
			EBITDA	EBITDAM	EBITDA	at Interest-
	Total	HCP Interest(7)	DSC	DSC	DSC	Rate Cap
First mortgage	$1.6	$0.7	12.70 x	15.69 x	22.25 x	6.57 x
Other mortgage	1.4	—
Mezzanine securities	1.6	1.0	3.03 x	3.74 x	4.39 x	1.85 x
	$4.6	$1.7	3.03 x	3.74 x	4.39 x	1.85 x

Interest-Rate Caps (dollars in billions)

			Maturity
Description	Notional	Strike Rate	Date		Index
Interest-rate cap	$2.5	3.00%	January 2012		1-month LIBOR
Interest-rate cap	2.1	5.25%	January 2012		1-month LIBOR

(1)             Amounts reflected conform to current presentation, without giving effect to discontinued operations.

(2)             Occupancy percentages are one quarter in arrears from the period presented.  Total portfolio occupancy percentages are presented in the aggregate for leased properties and other secured loans, excluding the Company’s interest in HCR ManorCare.

(3)             EBITDA(R) and EBITDA(R)M amounts and coverages are based on the trailing twelve-month period one quarter in arrears from the period presented.

(4)             Excludes certain non-property specific operating expenses allocated to each segment.

(5)             PropCo leases its properties to HCR III HealthCare, LLC (“OpCo”) under a 12-year triple net lease, which commenced in December 2007 and includes one 10-year extension option. Initial year base rent to OpCo is $379.5 million and escalates at 3% per annum.

(6)             Private-pay and Medicare revenues as a percentage of total revenues are 32% and 40%, respectively.

(7)             HCP’s investment participation in first mortgage is pari passu of the remaining first mortgage. HCP’s investments in mezzanine securities are junior to the remaining mezzanine securities.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

21

Investment Management Platform

As of and for the nine months ended September 30, 2009, dollars in thousands

						HCP’s
						Investment
Unconsolidated		Date	HCP’s	Joint	HCP’s Net	Management	Initial
Institutional	Primary	Established/	Ownership	Venture’s	Equity	Fee	Term
Joint Ventures	Segment	Acquired	Percentage	Investment	Investment(1)	Income	(in years)

HCP Ventures II	Senior housing	January-07	35%	$1,097,267	$139,064	$2,224	Indefinite
HCP Ventures III	Medical office	October-06	30%(2)	141,410	11,092	331	10
HCP Ventures IV	Medical office	April-07	20%	657,622	41,284	1,576	10
HCP Life Science	Life science	August-07	50%-63%	80,841	63,991	2	97-98
				$1,977,140	$255,431	$4,133

Balance Sheets(3)
	September 30, 2009			December 31, 2008
	Senior Housing	MOB	Life Science	Senior Housing	MOB	Life Science
ASSETS
Real estate:
Buildings and improvements	$935,211	$658,409	$43,137	$935,211	$653,588	$43,124
Development costs and CIP	—	1,197	1,011	—	2,966	513
Land	108,907	67,820	8,271	108,907	67,776	8,271
Accumulated depreciation and amortization	(80,191)	(68,561)	(29,282)	(60,143)	(47,596)	(26,398)
Net real estate	963,927	658,865	23,137	983,975	676,734	25,510

Cash and cash equivalents and restricted cash	10,708	16,080	1,878	9,142	12,235	1,269
Other assets, net	47,931	17,560	1,937	39,733	17,371	3,145
Intangible assets, net	40,817	53,613	—	44,033	62,492	—
Total assets	$1,063,383	$746,118	$26,952	$1,076,883	$768,832	$29,924

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$661,918	$469,806	$13,706	$668,938	$470,178	$15,844
Intangible liabilities, net	1,095	14,820	—	1,176	16,388	—
Accounts payable, accrued liabilities and deferred revenue	8,122	17,923	962	7,662	15,797	1,093
Total liabilities	671,135	502,549	14,668	677,776	502,363	16,937
HCP’s capital	134,533	40,621	6,190	136,927	45,284	6,755
Partners’ capital	257,715	202,948	6,094	262,180	221,185	6,232
Total liabilities and members’ capital	$1,063,383	$746,118	$26,952	$1,076,883	$768,832	$29,924

(1)             The carrying value of investments in unconsolidated joint ventures is based on the amount we paid to purchase the joint venture interest, which is different from our capital balance as reflected at the joint venture level as the records of the unconsolidated joint venture are reflected at their historical cost.  These differences in basis are generally amortized over the lives of the related assets and liabilities and included in the Company’s share of equity in earnings of the respective joint venture.

(2)             The Company owns an 85% interest in HCP Birmingham Portfolio LLC, which owns a 30% interest in HCP Ventures III.

(3)             Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the MOB columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

22

Investment Management Platform

In thousands

Statements of Operations and Funds From Operations(1)
	Three Months Ended September 30, 2009			Three Months Ended September 30, 2008
	Senior Housing	MOB	Life Science	Senior Housing	MOB	Life Science
Revenues:
Rental and related revenues	$20,852	$17,864	$1,786	$20,832	$18,418	$2,092
Tenant recoveries	—	4,531	345	—	4,045	177
Total revenues	20,852	22,395	2,131	20,832	22,463	2,269

Costs and expenses:
Depreciation and amortization	7,031	9,525	439	7,142	7,650	571
Operating	7	8,563	376	—	8,543	163
General and administrative	1,261	1,072	84	1,685	1,155	2
Total costs and expenses	8,299	19,160	899	8,827	17,348	736

Other income (expense):
Interest and other income, net	—	(56)	—	16	74	—
Interest expense	(9,757)	(6,993)	(253)	(9,992)	(7,003)	(303)
Net income (loss)	$2,796	$(3,814)	$979	$2,029	$(1,814)	$1,230

Depreciation and amortization of real estate and in-place lease intangibles	7,031	9,525	439	7,142	7,650	571
FFO	$9,827	$5,711	$1,418	$9,171	$5,836	$1,801

HCP’s pro rata share of FFO	$3,439	$1,267	$790	$3,210	$1,300	$1,033

Selected supplemental cash flow information:
Amortization of above (below) market lease intangibles, net	$793	$105	$—	$714	$139	$—
Amortization of debt premiums, discounts and issuance costs, net	171	190	7	265	190	7
Straight-line rents	(2,515)	(746)	(7)	(3,128)	(1,303)	58
Lease commissions and tenant and capital improvements	(489)	(889)	(60)	—	(2,386)	(44)

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008
	Senior Housing	MOB	Life Science	Senior Housing	MOB	Life Science
Revenues:
Rental and related revenues	$62,551	$53,352	$5,531	$62,582	$53,743	$6,164
Tenant recoveries	—	13,784	836	—	12,343	1,280
Total revenues	62,551	67,136	6,367	62,582	66,086	7,444

Costs and expenses:
Depreciation and amortization	21,092	28,571	3,241	21,424	23,100	1,708
Operating	7	26,067	1,162	4	25,114	1,400
General and administrative	3,759	3,264	116	4,317	3,134	51
Total costs and expenses	24,858	57,902	4,519	25,745	51,348	3,159

Other income (expense):
Interest and other income, net	1	180	—	58	176	12
Interest expense	(29,058)	(20,744)	(792)	(29,629)	(20,926)	(960)
Net income (loss)	$8,636	$(11,330)	$1,056	$7,266	$(6,012)	$3,337

Depreciation and amortization of real estate and in-place lease intangibles	21,092	28,571	3,241	21,424	23,100	1,708
FFO	$29,728	$17,241	$4,297	$28,690	$17,088	$5,045

HCP’s pro rata share of FFO	$10,405	$3,867	$2,410	$10,042	$3,835	$2,888

Selected supplemental cash flow information:
Amortization of above (below) market lease intangibles, net	$2,409	$282	$—	$2,140	$462	$—
Amortization of debt premiums, discounts and issuance costs, net	514	569	24	576	569	31
Straight-line rents	(7,549)	(1,765)	(63)	(9,384)	(2,380)	145
Lease commissions and tenant and capital improvements	(1,400)	(3,511)	(512)	—	(4,725)	(710)

(1)              Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the MOB columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

23

Investment Management Platform

In thousands

Net Operating Income(1)
	Three Months Ended September 30, 2009			Three Months Ended September 30, 2008
	Senior			Senior
	Housing	MOB	Life Science	Housing	MOB	Life Science

Net income (loss)	$2,796	$(3,814)	$979	$2,029	$(1,814)	$1,230
Depreciation and amortization	7,031	9,525	439	7,142	7,650	571
General and administrative	1,261	1,072	84	1,685	1,155	2
Interest and other income, net	—	56	—	(16)	(74)	—
Interest expense	9,757	6,993	253	9,992	7,003	303

NOI	$20,845	$13,832	$1,755	$20,832	$13,920	$2,106
Straight-line rents	(2,515)	(746)	(7)	(3,128)	(1,303)	58
Amortization of above (below) market lease intangibles, net	793	105	—	714	139	—

Adjusted NOI	$19,123	$13,191	$1,748	$18,418	$12,756	$2,164

HCP’s pro rata share of NOI	$7,296	$3,055	$986	$7,291	$3,081	$1,212

HCP’s pro rata share of adjusted NOI	$6,693	$2,911	$982	$6,446	$2,825	$1,249

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008
	Senior			Senior
	Housing	MOB	Life Science	Housing	MOB	Life Science

Net income (loss)	$8,636	$(11,330)	$1,056	$7,266	$(6,012)	$3,337
Depreciation and amortization	21,092	28,571	3,241	21,424	23,100	1,708
General and administrative	3,759	3,264	116	4,317	3,134	51
Interest and other income, net	(1)	(180)	—	(58)	(176)	(12)
Interest expense	29,058	20,744	792	29,629	20,926	960

NOI	$62,544	$41,069	$5,205	$62,578	$40,972	$6,044
Straight-line rents	(7,549)	(1,765)	(63)	(9,384)	(2,380)	145
Amortization of above (below) market lease intangibles, net	2,409	282	—	2,140	462	—

Adjusted NOI	$57,404	$39,586	$5,142	$55,334	$39,054	$6,189

HCP’s pro rata share of NOI	$21,890	$9,123	$2,937	$21,902	$9,102	$3,473

HCP’s pro rata share of adjusted NOI	$20,091	$8,766	$2,902	$19,367	$8,649	$3,595

(1)             Financial information is combined by primary segment of each joint venture (i.e., HCP Ventures III and HCP Ventures IV are combined under the MOB columns).

See Reporting Definitions and Reconciliations of Non-GAAP Measures

24

Investment Management Platform

As of and for the nine months ended September 30, 2009, dollars and square feet in thousands

				Average			EBITDAR		EBITDARM
	Property			Age
HCP Ventures II(1)	Count	Investment	NOI	(Years)	Units	Occupancy%(2)(3)	Amount	CFC	Amount	CFC
Assisted living	2	$11,077	$687	13	111	86.6	$520	0.64 x	$713	0.88 x
Independent living	20	978,522	55,405	20	5,057	92.0	61,739	0.93 x	69,251	1.04 x
CCRCs	3	107,668	6,452	14	448	90.5	5,995	0.78 x	7,035	0.92 x
	25	$1,097,267	$62,544	19	5,616	91.8	$68,254	0.91 x	$76,999	1.03 x

				Average
	Property			Age	Square
HCP Ventures III	Count	Investment	NOI	(Years)	Feet	Occupancy%(2)
On-Campus	9	$108,870	$6,950	9	619	100.0
Off-Campus	4	32,540	2,139	8	183	93.2
	13	$141,410	$9,089	9	802	98.4

				Average
	Property			Age	Square
HCP Ventures IV	Count	Investment	NOI	(Years)	Feet	Occupancy%(2)(4)
Medical office:
On-Campus	23	$228,716	$9,950	21	1,207	78.5
Off-Campus	31	347,524	17,393	18	1,478	85.4
Hospital:
LTACH	1	12,193	801	3	N/A	N/A
Rehab	1	13,965	291	3	N/A	N/A
Specialty	2	55,224	3,545	5	N/A	N/A
	58	$657,622	$31,980	18

				Average
	Property			Age	Square
HCP Life Science	Count	Investment	NOI	(Years)	Feet	Occupancy%(2)
San Francisco	2	$40,562	$3,011	12	147	100.0
San Diego	2	40,279	2,194	14	131	96.8
	4	$80,841	$5,205	13	278	98.5

Total	100	$1,977,140	$108,818

(1)	All facilities are operated by Horizon Bay Senior Communities.
(2)

For MOBs and life science facilities, occupancy are presented as of the end of the period reported. For senior housing, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and are one quarter in arrears from the period reported.

(3)	At September 30, 2009, the average three-month occupancy for senior housing facilities was 90.0%. These occupancy percentages are one quarter in arrears from the period presented.
(4)	Certain operators in the Investment Management Platform hospital portfolio are not required under their respective leases to provide operational data.

See Reporting Definitions and Reconciliations of Non-GAAP Measures

25

Reporting Definitions and Reconciliations of Non-GAAP Measures

Adjusted Fixed Charge Coverage.  Adjusted EBITDA divided by Fixed Charges.  The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred stockholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company.  However, since this ratio is derived from Adjusted EBITDA and Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of Adjusted EBITDA and Fixed Charges.  Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

The following table details the calculation of Adjusted Fixed Charge Coverage:

In thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Adjusted EBITDA	$237,314	$279,543	$701,146	$750,702
Interest expense:
Continuing operations	74,039	82,813	226,053	264,488
Discontinued operations	—	451	—	732
HCP’s share of interest expense from the Investment Management Platform	5,103	5,217	15,202	15,540
Capitalized interest	6,647	5,579	18,994	22,479
Preferred stock dividends	5,282	5,282	15,848	15,848
Fixed charges	$91,071	$99,342	$276,097	$319,087

Adjusted fixed charge coverage	2.6 x	2.8 x	2.5 x	2.4 x

Annualized Debt Service.  The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months.  The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Revenues.  The most recent monthly base rent, income from direct financing leases and/or interest income annualized for twelve months.  Annualized Revenues do not include tenant recoveries, additional rents and non-cash revenue adjustments (i.e., straight-line rents, amortization of above and below market lease intangibles, interest accretion and deferred revenues).  The Company uses Annualized Revenues for the purpose of determining Relationship Concentrations, Lease Expirations and Debt Investment Maturities.

Assets Held for Sale.  Assets of discontinued operations in accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Assisted Living Facility (“ALF”).  A senior housing facility that predominantly consists of assisted living units is classified by the Company as an ALF.

Beds/Units/Square Feet.  Senior housing facilities are measured in units (e.g., studio, one or two bedroom units).  MOBs and life science facilities are measured in square feet. Hospitals and skilled nursing facilities are measured in licensed bed count.

Cash Flow Coverage (“CFC”).  Facility EBITDAR or Facility EBITDARM for the most recent twelve months of available data divided by the Same Period Rent.  Cash Flow Coverage is a supplemental measure of a property’s ability to generate cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related rent and other obligations to the Company.  However, its usefulness is limited by, among other things, the same factors that limit the usefulness of Facility EBITDAR or Facility EBITDARM.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Consolidated Assets.  Total assets as reported in the Company’s consolidated financial statements.

Consolidated Debt.  The carrying amount of bank line of credit, bridge and term loans (if applicable), senior unsecured notes, mortgage and other secured debt, and other debt as reported in the Company’s consolidated financial statements.

Consolidated Gross Assets.  The carrying amount of total assets, excluding investments in and advances to unconsolidated joint ventures, after adding back accumulated depreciation and amortization, as reported in the Company’s consolidated financial statements.

Consolidated Market Capitalization.  Consolidated Debt at Book Value plus Consolidated Market Equity.

Consolidated Market Equity.  The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end, plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits), plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

Consolidated Secured Debt.  Mortgage and other secured debt secured by real estate excluding debt on assets held for sale as reported in the Company’s consolidated financial statements.

Continuing Care Retirement Community (“CCRC”).  A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing) is classified by the Company as a CCRC.

Debt Investments.  Loans secured by a direct interest in real estate and mezzanine loans.

Debt Service.  The periodic payment of interest expense and principal amortization on secured loans.

26

Reporting Definitions and Reconciliations of Non-GAAP Measures

Debt Service Coverage (“DSC”).  Facility EBITDA(R) or Facility EBITDA(R)M for the most recent twelve months of available data divided by Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flows for the operator/tenant (not the Company) to meet the operator’s/tenant’s related obligations to the Company under loan agreements.  However, its usefulness is limited by the same factors that limit the usefulness of Facility EBITDA(R) or Facility EBITDA(R)M.  The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful.

Development.  Includes ground-up construction and redevelopments.

Direct Financing Lease (“DFL”).  The Company uses the direct finance method of accounting to record income from DFLs.  For leases accounted for as DFLs, future minimum lease payments are recorded as a receivable.  The difference between the future minimum lease payments and the estimated residual values less the cost of the properties is recorded as unearned income.  Unearned income is deferred and amortized to income over the lease terms to provide a constant yield.  Investments in DFLs are presented net of unamortized interest income.

Estimated Completion Date.  For development projects, management’s estimate of the date the core and shell structure improvements are expected to be or have been completed.  For redevelopment projects, management’s estimate of the time in which major construction activity in relation to the scope of the project has been substantially completed.

EBITDA and Adjusted EBITDA.  The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity.  Adjusted EBITDA is calculated as EBITDA excluding impairments and gains or losses from real estate dispositions. The Company uses EBITDA and Adjusted EBITDA to measure both its operating performance and liquidity.  The Company considers Adjusted EBITDA to provide investors relevant and useful information because it permits investors to view income from its operations on an unleveraged basis before the effects of taxes, non-cash depreciation and amortization, impairments, litigation provision and gains or losses from real estate dispositions.  By excluding interest expense, Adjusted EBITDA allows investors to measure the Company’s operating performance independent of its capital structure and indebtedness and, therefore, allows for a more meaningful comparison of its operating performance between quarters as well as annual periods and to compare its operating performance to that of other companies, both in the real estate industry and in other industries. As a liquidity measure, the Company believes that EBITDA and Adjusted EBITDA help investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company believes investors should consider EBITDA and Adjusted EBITDA, in conjunction with net income (the primary measure of the Company’s performance) and the other required GAAP measures of its performance and liquidity, to improve their understanding of the Company’s operating results and liquidity, and to make more meaningful comparisons of its performance between periods and as against other companies.  EBITDA and Adjusted EBITDA have limitations as analytical tools and should be used in conjunction with the Company’s required GAAP presentations.  EBITDA and Adjusted EBITDA do not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments.  While Adjusted EBITDA is a relevant and widely used measure of operating performance and liquidity, it does not represent net income or cash flow from operations as defined by GAAP and it should not be considered as an alternative to those indicators in evaluating operating performance or liquidity.  Further, the Company’s computation of EBITDA and Adjusted EBITDA may not be comparable to similar measures reported by other companies.

The following table reconciles Adjusted EBITDA from net income (loss):

In thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Net income (loss)	$(43,220)	$131,556	$110,667	$425,764
Interest expense:
Continuing operations	74,039	82,813	226,053	264,488
Discontinued operations	—	451	—	732
Income tax (expense) benefit:
Continuing operations	(322)	853	1,406	4,327
Discontinued operations	—	15	157	150
Depreciation and amortization of real estate, in-place lease and other intangibles:
Continuing operations	82,301	77,292	242,318	232,574
Discontinued operations	56	414	266	7,178
Equity (income) loss from unconsolidated joint ventures	(1,328)	(1,227)	(1,993)	(3,736)
HCP’s share of EBITDA from the Investment Management Platform	10,601	10,763	31,886	32,315
Other joint venture adjustments	551	655	1,741	1,880
EBITDA	$122,678	$303,585	$612,501	$965,672

Impairments	15,123	3,710	21,029	13,425
Litigation provision	101,973	—	101,973	—
Gain on sales of real estate	(2,460)	(27,752)	(34,357)	(228,395)
Adjusted EBITDA	$237,314	$279,543	$701,146	$750,702

27

Reporting Definitions and Reconciliations of Non-GAAP Measures

Facility EBITDA(R) (“EBITDA(R)”).  Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing twelve months and one quarter in arrears from the date presented. The Company uses Facility EBITDA(R) in determining Cash Flow Coverage and Debt Service Coverage.  Facility EBITDA(R) has limitations as an analytical tool.  Facility EBITDA(R) does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments.  In addition, Facility EBITDA(R) does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators.  However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management.  The Company utilizes Facility EBITDA(R) as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  Facility EBITDA(R) includes the greater of (i) contractual management fees or (ii) an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities and senior housing facilities which the Company believes represents typical management fees in their respective industries.  All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Facility EBITDA(R)M (“EBITDA(R)M”).  Earnings before interest, taxes, depreciation, amortization, rent and management fees for a particular facility accruing to the operator/tenant of the property (not the Company), for the trailing twelve months and one quarter in arrears from the date presented.  The Company uses Facility EBITDA(R)M in determining Cash Flow Coverage and Debt Service Coverage.  Facility EBITDA(R)M has limitations as an analytical tool.  Facility EBITDA(R)M does not reflect historical cash expenditures or future cash requirements for facility capital expenditures or contractual commitments.  In addition, Facility EBITDA(R)M does not represent a property’s net income or cash flow from operations and should not be considered an alternative to those indicators.  However, the Company receives periodic financial information from operators/tenants regarding the performance of the Company’s facilities under the operator’s/tenant’s management.  The Company utilizes Facility EBITDA(R)M as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company.  All facility financial performance data was derived solely from information provided by operators/tenants and borrowers without independent verification by the Company.

Financial Leverage.  Total Debt divided by Total Gross Assets. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies. The Company believes that its Financial Leverage is a meaningful supplemental measure of its financial position, which enables both management and investors to analyze its leverage and to compare its leverage to that of other companies.  The Company believes that the ratio of consolidated debt to consolidated gross assets is the most directly comparable GAAP measure to Financial Leverage.  The Company’s computation of its Financial Leverage may not be identical to the computations of financial leverage reported by other companies.  The Company’s share of total debt is not intended to reflect its actual liability or ability to access assets should there be a default under any or all of such loans or a liquidation of the joint ventures.

Fixed Charges.  Total interest expense plus capitalized interest plus preferred stock dividends.  The Company uses Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage.  However, the usefulness of Fixed Charges is limited as, among other things, it does not include all contractual obligations.  The Company’s computation of Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Funds From Operations (“FFO”).  The Company believes that net income as defined by GAAP is the most appropriate earnings measure.  The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust.  Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time.  However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative.  Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP.  FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures.  Adjustments for joint ventures are calculated to reflect FFO on the same basis.  The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful.  The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies.  While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company. For a reconciliation of FFO to net income, please refer to the slide in this supplemental information package captioned “Consolidated Funds From Operations.”

FFO Payout Ratio.  Dividends declared per common share divided by Diluted FFO per common share for a given period.  The Company believes the FFO Payout Ratio per Common Share provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common stockholders.  FFO Payout Ratio per Common Share is subject to the same limitations noted in the definition of FFO above.

28

Reporting Definitions and Reconciliations of Non-GAAP Measures

HCP Life Science.  Includes three unconsolidated joint ventures between the Company and an institutional capital partner for which the Company is the managing member.  HCP Life Science includes the following partnerships: (i) Torrey Pines Science Center LP (50%), (ii) Britannia Biotech Gateway LP (55%) and (iii) LASDK LP (63%).  The unconsolidated joint ventures were acquired as part of the Company’s purchase of Slough Estates USA Inc. on August 1, 2007.

HCP Ventures II.  An unconsolidated joint venture formed on January 5, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 35% interest.

HCP Ventures III.  An unconsolidated joint venture formed on October 27, 2006 between the Company and an institutional capital partner, for which the Company is the managing member and has an effective 25.5% interest.

HCP Ventures IV.  An unconsolidated joint venture formed on April 30, 2007 between the Company and an institutional capital partner, for which the Company is the managing member and has a 20% interest.

Independent Living Facility (“ILF”).  A senior housing facility that predominantly consists of independent living units.

Investment.  Represents (i) the carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization, excluding assets held for sale and classified as discontinued operations and (ii) the carrying amount of DFLs and debt investments, excluding interest accretion related to DFLs.

Investment Management Platform.  Includes the following unconsolidated joint ventures: (i) HCP Life Science, (ii) HCP Ventures II, (iii) HCP Ventures III and (iv) HCP Ventures IV.

Life Science.  Laboratory and office space primarily for biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry.

Long-Term Acute Care Hospitals (“LTACHs”).  LTACHs provide care for patients with complex medical conditions that require longer stays and more intensive care, monitoring or emergency back-up than that available in most skilled nursing-based programs.

Net Operating Income from Continuing Operations (“NOI”).  A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and SPP.  The Company defines NOI as rental revenues, including tenant reimbursements and income from direct financing leases, less property level operating expenses.  NOI excludes investment management fee income, depreciation and amortization, general and administrative expenses, litigation provision, impairments, interest and other income, net, interest expense, income tax expense (benefit), equity income from unconsolidated joint ventures and discontinued operations.  The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis.  NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, DFL interest accretion, amortization of above and below market lease intangibles, and lease termination fees. NOI, as adjusted, is sometimes referred as “adjusted NOI” or “cash basis NOI.”  The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP.  The Company believes that net income is the most directly comparable GAAP measure to NOI.  NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items.  Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

The following table reconciles NOI from net income (loss):

In thousands

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net income (loss)	$(43,220)	$131,556	$110,667	$425,764
Investment management fee income	(1,326)	(1,523)	(4,133)	(4,448)
Depreciation and amortization	82,301	77,292	242,318	232,574
General and administrative	22,860	17,077	61,625	55,859
Litigation provision	101,973	—	101,973	—
Impairments	15,123	3,710	20,904	5,284
Interest and other income, net	(39,962)	(62,283)	(93,027)	(128,344)
Interest expense	74,039	82,813	226,053	264,488
Income tax (expense) benefit	(322)	853	1,406	4,327
Equity income from unconsolidated joint ventures	(1,328)	(1,227)	(1,993)	(3,736)
Total discontinued operations, net of taxes	(2,308)	(31,043)	(36,135)	(239,412)
NOI	$207,830	$217,225	$629,658	$612,356
Straight-line rents	(12,992)	(9,112)	(38,751)	(28,645)
Interest accretion - DFLs	(2,034)	(2,160)	(5,983)	(6,350)
Amortization of above and below market lease intangibles, net	(1,677)	(1,991)	(12,657)	(6,020)
Lease termination fees	(479)	(18,090)	(1,826)	(18,090)
NOI adjustments related to properties in discontinued operations	1	22	539	337
Adjusted NOI	$190,649	$185,894	$570,980	$553,588

29

Reporting Definitions and Reconciliations of Non-GAAP Measures

Occupancy.  For MOBs and life science facilities, occupancy represents the percentage of total rentable square feet leased where rental payments have commenced, including month-to-month leases, as of the end of the period reported. For hospitals, skilled nursing facilities and senior housing facilities, occupancy represents the facilities’ average operating occupancy for the trailing twelve months and one quarter in arrears from the date reported. The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities and senior housing facilities, respectively.  The percentages shown exclude newly completed facilities under lease-up, vacant facilities and facilities for which data is not available or meaningful.  All facility financial performance data were derived solely from information provided by operators/tenants and borrowers without independent verification by the Company. For the same property portfolio, occupancy for hospitals, skilled nursing facilities and senior housing facilities are presented based on the average operating occupancy for trailing three-month period one quarter in arrears from the date reported.

Owned Portfolio.  Represents owned properties subject to operating leases and DFLs and debt investments, and excludes properties under and land held for future development.

Pooled Leases.  Two or more leases to the same operator/tenant or their subsidiaries under which their obligations are combined by virtue of a master lease, or multiple master leases, a pooling agreement, or multiple pooling agreements, or cross-guaranties. Sunrise Senior Living percentage pooled consists of 75 assets under 11 separate pools.

Redevelopment Projects.  Properties that require significant capital expenditures (generally more than 25% of acquired cost or existing basis) to achieve stabilization or to change the use of the properties.

Rehabilitation Hospitals (“Rehab”).  Rehabilitation hospitals provide inpatient and outpatient care for patients who have sustained traumatic injuries or illnesses, such as spinal cord injuries, strokes, head injuries, orthopedic problems, work-related disabilities and neurological diseases.

Rental Revenues.  Represents rental and related revenues, tenant recoveries and income from direct financing leases.

Retention Rate.  The Company defines retention rate as the ratio of total square feet expiring and available for lease to total renewed square feet, excluding the square feet for tenant leases terminated for default or buy-out prior to the expiration of their lease.

Same Period Rent.  The base rent plus additional rent due to the Company over the most recent trailing twelve-month period as of period end.  The Company uses Same Period Rent for purposes of determining property-level Cash Flow Coverage.

Same Property Portfolio (“SPP”).  An important component of the Company’s evaluation of the operating performance of its properties.  The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year.  Newly acquired assets, developments and redevelopments in process and assets classified in discontinued operations are excluded from the same property portfolio.  Same property statistics allow management to evaluate the NOI of its real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures. SPP NOI excludes certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis.

Senior Housing.  ALFs, ILFs and CCRCs.  For reporting purposes, the Company’s senior housing portfolio also includes a school formerly operated as an assisted living facility and six health and wellness centers.

Specialty Hospitals.  Specialty hospitals are licensed as acute care hospitals but focus on providing care in specific areas such as cardiac, orthopedic and women’s conditions, or specific procedures such as surgery and are less likely to provide emergency services.

Square Feet.  The square footage for properties, excluding square footage for development or redevelopment properties prior to completion.

Stabilization.  Assets are considered stabilized at the earlier of achieving 90% occupancy or one year from the completion of development or redevelopment activities.

Total Debt.  Consolidated Debt at Book Value plus the Company’s pro rata share of debt from the Investment Management Platform.

Total Gross Assets.  Consolidated Gross Assets plus the Company’s pro rata share of total assets from the Investment Management Platform, after adding back accumulated depreciation and amortization.

The following table details the calculation of Total Gross Assets:

In thousands

	September 30, 2009	December 31, 2008	September 30, 2008
Consolidated total assets	$12,338,210	$11,849,826	$12,031,404
Investments in and advances to unconsolidated joint ventures	(261,364)	(272,929)	(275,593)
Accumulated depreciation and amortization	1,209,850	993,954	939,414
Accumulated depreciation and amortization from assets held for sale	354	24,729	29,153
Consolidated gross assets	$13,287,050	$12,595,580	$12,724,378
HCP’s share of unconsolidated total assets(1)	550,011	561,397	569,150
HCP’s share of unconsolidated accumulated depreciation and amortization(1)	59,809	46,629	41,889
Total gross assets	$13,896,870	$13,203,606	$13,335,417

Total Market Capitalization.  Total Debt plus Consolidated Market Equity.

Total Secured Debt.  Consolidated secured debt plus the Company’s pro rata share of mortgage debt from the Investment Management Platform.

Yield.  Yield is calculated as Net Operating Income, as adjusted, divided by total investment.  For acquisitions, initial yields are calculated as projected Net Operating Income, twelve months forward, as adjusted, as of the closing date divided by total acquisition cost.  The total acquisition cost basis includes the initial purchase price, the effects of adjusting assumed debt to market, lease intangible adjustments and all transaction costs.

(1)	Reflects the Company’s pro rata share of amounts from the Investment Management Platform.

30